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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): October 29, 2002


                           CURTISS-WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                1-134                                13-0612970
        --------                                -----                                ----------

   State or Other                           Commission File                        IRS Employer
   Jurisdiction of                          Number                                 Identification No.
   Incorporation or
   Organization

                    1200 Wall Street West, Suite 501
                       Lyndhurst, New Jersey                         07071
                       ---------------------                         -----
                  Address of Principal Executive Offices        Zip Code

Registrant's telephone number, including area code: (201) 896-8400
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Item 2.  Acquisition or Disposition of Assets

(a) On October 29, 2002, Curtiss-Wright Corporation (the "Company") acquired substantially all the assets of the Electro Mechanical Division ("EMD") of Westinghouse Government Services Company LLC ("Westinghouse"), a wholly-owned subsidiary of Washington Group International, for a purchase price of $80 million in cash and the assumption of certain liabilities. The purchase price is subject to certain adjustments as provided for in the Asset Purchase Agreement
(the "Agreement"). The Company funded the purchase price from the credit available under the Corporation's Revolving Credit facility. The purchase price was determined as a result of arm's length negotiations between senior management of the Company and Westinghouse. The acquired business generated sales of $146 million in 2001.

Pursuant to the terms and conditions of the Agreement, the Company purchased certain real estate, leasehold interests, inventory, fixed assets, patents, trade names and trademarks, and other intangibles of the manufacturing and distribution operations of EMD (the "Purchased Assets").

Westinghouse is not affiliated with the Company or with any of the Company's subsidiaries. EMD, located in Cheswick, Pennsylvania, will operate as part of the Company's Flow Control segment, and as a wholly-owned subsidiary of Curtiss-Wright Flow Control Corporation, in turn a wholly-owned subsidiary of the Company. EMD will operate at its existing locations and with the current management team and employee workforce.

The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement, which is incorporated as
Exhibit 2.1.

(b) Certain of the Purchased Assets constitute plant, equipment and other physical property, particularly furniture, fixtures and leasehold improvements used in the business as described elsewhere herein, and the Company intends to continue such use.


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Item 7.  Financial Statement Pro Forma Information and Exhibits

         (a) and (b) Financial Statements of Electro Mechanical Division of
Westinghouse Government Services Company LLC and Pro Forma Financial Information will be filed by Amendment within sixty (60) days of the date hereof.

         (c) Exhibits                  Description

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
          2.1       Asset Purchase Agreement dated October 25, 2002 between
                    Westinghouse Government Services Company LLC and
                    Curtiss-Wright Electro-Mechanical Corporation.

          99.1      Press release of Curtiss-Wright Corporation dated October
                    29, 2002.





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Except for historical information, this Current Report on Form 8-K may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to, (a) projections of or statements regarding return on investment, future earnings, interest income, other income, earnings or loss per share, investment mix and quality, growth prospects, capital structure and other financial terms, (b) statements of plans and objectives of management, (c) statements of future economic performance, and (d) statements of assumptions, such as economic conditions underlying other statements. Such forward looking information can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results described by the forward looking information will be achieved. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking information. Such statements in this Report include, without limitation, those contained in Item 2, Acquisition or Disposition of Assets and Item 7, Financial Statements, Pro Forma Information and Exhibits. Important factors that could cause the actual results to differ materially from those in these forward-looking statements include, among other items, (i) a reduction in anticipated orders; (ii) an economic downturn; (iii) changes in the competitive marketplace and/or customer requirements; (iv) changes in the need for additional machinery and equipment and/or in the cost for the expansion of the Corporation's operations; (v) changes in the competitive marketplace and/or customer requirements; (vi) a change in government spending; (vii) an inability to perform customer contracts at anticipated cost levels; (viii) political conditions in the United States and other countries; (ix) labor relation issues; and (x) other factors that generally affect the business of aerospace, marine, and industrial companies.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CURTISS-WRIGHT CORPORATION



                                   By: /s/ Glenn E. Tynan
                                       --------------------------------
                                        Glenn E. Tynan
                                        Vice President - Finance and
                                        Chief Financial Officer

Date:  November 11, 2002





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